Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
To the stockholders and board of directors
RREEF Property Trust, Inc.:
We consent to the use of our report dated November 8, 2019 with respect to the Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of Providence Square (the “Property”) for the year ended December 31, 2018, included herein and to the reference to our firm under the heading “Experts” in the prospectus.
/s/ KPMG LLP
San Francisco, California
November 20, 2019